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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)   August 1, 2002



                                 STEPAN COMPANY
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             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 1-4462                                  36-1823834
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        (Commission File Number)            (I.R.S. Employer Identification No.)

        Edens and Winnetka Road,
          Northfield, Illinois                              60093
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(Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code:   (847) 446-7500

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Item 5.       Other Events and Regulation FD Disclosure.

         Stepan Company (the "Company" or "Stepan") reported on August 1, 2002, the effects of a change in accounting for its deferred compensation plan. The impact of the change will be to include the assets, consisting of mutual funds and Stepan treasury shares, and the related deferred compensation liability on the balance sheet. Historically, the Company has accounted for the fully funded plan by netting both the invested assets and related deferred compensation liability, thereby omitting these items from its balance sheet presentation. The new approach will conform to the Financial Accounting Standards Board's Emerging Issues Task Force 97-14 consensus opinion on accounting for similar plans. The net impact on stockholders' equity at June 30, 2002 will be a reduction of $10,364,000. Fluctuations in asset values will result in compensation expense or income. Investment income and expense will be recorded in the income statement and unrealized mutual fund market appreciation or depreciation will be charged to balance sheet equity as other comprehensive income or loss. Treasury shares will remain recorded at cost.

         The accounting change will be recorded as a correction of an error with effect given to the three prior year's financial statements in a restated and amended SEC Form 10-K/A to be filed after the financial statements for those years are audited by the Company's recently appointed auditors, Deloitte & Touche. The change will increase reported net income in 1999 and 2000 and decrease 2001 and year-to-date 2002 earnings as disclosed below. Shares outstanding will decline due to the increase in reported treasury shares, resulting in higher earnings per share ("EPS") in 1999, 2000 and 2001 and a decline in the first quarter 2002 EPS.

         The decision to record this accounting change was reached after the Company internally reviewed its accounting policy and recommended the change be implemented within the second quarter of 2002. The accounting change was based on the similarity of the fact pattern in Emerging Issues Task Force 97-14 to the Company's deferred compensation plan and was discussed with the audit committee members and the Company's independent auditors prior to implementation.

         Exhibit 99.1 to this Form 8-K sets forth restated net income, diluted earnings per share and the effect on the June 30, 2002 balance sheet, computed in a manner that gives effect to the Company's deferred compensation arrangements in accordance with these accounting principles.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   STEPAN COMPANY

                                                   By: /s/ Kathleen M. Owens
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                                                           Kathleen M. Owens
                                                           Assistant Secretary

Date:    August 1, 2002

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                                  EXHIBIT INDEX

Exhibit
Number        Description
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  99.1        Effect of Accounting Change and Impact on Balance Sheet, Unaudited